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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  CONFIDENTIAL, FOR USE OF COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material under ss.240.14a-12

                                  DYNEGY INC.
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                (Name of Registrant as Specified in its Charter
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.
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        (1)   Title of each class of securities to which transaction applies:

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        (2)   Aggregate number of securities to which transaction applies:

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        (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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        (4)   Proposed maximum aggregate value of transaction:

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        (5)   Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)   Amount Previously Paid:

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        (2)   Form, Schedule or Registration Statement No.:

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        (3)   Filing Party:

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        (4)   Date Filed:
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         Dynegy Inc., an Illinois  corporation  ("Dynegy"),  and certain other persons named below may be deemed to be participants in the solicitation of proxies in respect of the matters to be presented to shareholders in connection with the Agreement and Plan of Merger dated as of November 9, 2001 (the "Merger Agreement"), among Dynegy, Stanford, Inc., a Delaware corporation and wholly owned subsidiary of Dynegy to be renamed Dynegy Inc. ("Newco"), Badin, Inc., an Illinois corporation and wholly owned subsidiary of Newco ("Badin"), Sorin, Inc., an Oregon corporation and wholly owned subsidiary of Newco ("Sorin"), and Enron Corp., an Oregon corporation ("Enron"). Pursuant to the Merger Agreement, Sorin will be merged with and into Enron, with Enron being the surviving entity (the "Enron Merger"), and concurrently therewith Badin will be merged with and into Dynegy, with Dynegy being the surviving entity (collectively with the Enron Merger, the "Mergers"). The participants in the solicitation may include the directors of Dynegy (C.L. Watson, Stephen W. Bergstrom, Charles E. Bayless, Darald W. Callahan, Michael D. Capellas, Daniel L. Dienstbier, Patricia M. Eckert, Jerry Johnson, George L. Kirkland, R.H. Matzke, H. John Riley, Jr., Sheli Z. Rosenberg, Joe J. Stewart and J. Otis Winters); and the executive officers of Dynegy (Mr. Watson, Mr. Bergstrom, Lawrence A. McLernon, Kenneth E. Randolph, Robert D. Doty, Deborah A. Fiorito, Milton L. Scott, Hugh Tarpley, Michael R. Mott and R. Blake Young).

         A description of the interests of the foregoing participants is set forth in the proxy statement on Schedule 14A for Dynegy's 2001 annual meeting of shareholders filed with the Securities and Exchange Commission ("SEC") on April 25, 2001. In addition, the Merger Agreement provides that, at the effective time of the Mergers, Mr. Watson will be the Chairman of the Board and Chief Executive Officer of Newco, Mr. Bergstrom will be the President and Chief Operating Officer of Newco and 11 current directors of Dynegy will become directors of Newco. For additional information about the interests of the foregoing participants in the transaction, please refer to the joint proxy statement/prospectus to be filed with the SEC in connection with the Mergers.